UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

Synergy CHC Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

865 Spring Street, Westbrook, ME	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On December 22, 2016, we issued to Knight Therapeutics (Barbados) Inc., or Knight, 7,500,000 shares of our common stock in exchange for the cancellation of warrants to purchase an aggregate of 8,132,002 shares of our common stock held by Knight, with per share purchase prices of $0.34 and $0.49, and the cancellation of an option to purchase 1,000,000 shares of our common stock held by Knight, with an exercise price of $0.25 per share. As additional consideration, Knight has agreed to purchase up to $2.0 million worth of our common stock if and when we undertake a common stock equity financing, subject to certain terms and conditions.

The shares of common stock were issued to Knight pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 903 of Regulation S promulgated under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: December 23, 2016	/s/ Jack Ross
Jack Ross
President and Chief Executive Officer

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